EXHIBIT 99.1

Two River Bancorp Declares Quarterly Dividend of $0.045 Per Share ($0.18 on an Annualized Basis)

Company to Report 2017 Fourth Quarter and Annual Financial Results on Tuesday, January 30, 2018

TINTON FALLS, N.J., Jan. 23, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today announced that the Board of Directors approved a $0.045 per share cash dividend. The dividend will be paid on February 28, 2018 to common shareholders of record at the close of business on February 7, 2018. This dividend represents the 20th consecutive quarterly dividend.

The timing and amounts of future dividends are subject to determination and approval by the Company’s Board of Directors.

2017 Fourth Quarter and Annual Financial Results
The Company also announced that it will report its financial results for the fourth quarter and year ended December 31, 2017 prior to the opening of the stock market on Tuesday, January 30, 2018.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements contained herein include, but are not limited to, information regarding the Company’s share repurchase programs. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com